Rule 424(b)(3)
                                                                   No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 31, 1997 and the Prospectus Supplement dated March 17, 1997. This Supplement replaces the Supplements dated March 25, 1997 and April 2, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of April 2, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after April 2, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

      Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of April 2, 1997, the Company had received aggregate subscription proceeds of $26,943,917 (2,694,392 Shares), including $269,388 (26,939 Shares) issued pursuant to the Reinvestment Plan, from 1,253 stockholders. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $24,100,000. As of April 2, 1997, $1,200,354 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of April 2, 1997, the Company had invested or committed for investment approximately $127,900,000 of net proceeds from the Initial Offering in 129 Properties, in providing mortgage financing to the tenants of the 43 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $6,200,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to invest in additional Properties and Mortgage Loans.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

Description of Capital Stock

      At the annual meeting held on April 4, 1997, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of beneficial interest from 46,000,000 shares (consisting of 20,000,000 Common Shares, 3,000,000 Preferred Shares and 23,000,000 Excess Shares) to 156,000,000 shares (consisting of 75,000,000 Common Shares, 3,000,000 Preferred Shares and 78,000,000 Excess Shares).


April 8, 1997                                  Prospectus Dated January 31, 1997

                                    BUSINESS

PROPERTY ACQUISITIONS

      Between March 7, 1997 and April 2, 1997, the Company acquired 19 Properties, including seven Properties consisting of land and building, four Properties consisting of building only and eight Properties consisting of land only. These Properties are two Jack in the Box Properties (one in each of Houston, Texas, and Oxnard, California), four Black-eyed Pea Properties (one in each of Bedford, Dallas and Fort Worth, Texas; and Oklahoma City, Oklahoma), one Bennigan's Property (in Arvada, Colorado), three Boston Market Properties (one in each of Cedar Park, Texas; Collinsville, Illinois; and Taylorsville, Utah) one Burger King Property (in Ooltewah, Tennessee) and eight Pizza Hut Properties (one in each of Wellsburg, West Virginia; Bolivar, Carrollton, Millersburg, Steubenville and Uhrichsville, and two in New Philadelphia, Ohio) (hereinafter referred to as the "Eight Pizza Hut Properties"). For information regarding the 110 Properties acquired by the Company prior to March 7, 1997, see the Prospectus dated January 31, 1997 and the Prospectus Supplement dated March 17, 1997.



      In connection with the purchase of the two Jack in the Box Properties, the Bennigan's Property, the three Boston Market Properties, and the Burger King Property which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      In connection with the Black-eyed Pea Properties in Bedford, Dallas and Fort Worth, Texas; and Oklahoma City, Oklahoma, which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

      The purchase price for the Burger King Property in Ooltewah, Tennessee, includes a development fee of $100,000 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and Business - Site Selection and Acquisition of Properties."

      In connection with the Eight Pizza Hut Properties, which are land only, the Company acquired the land and is leasing these eight parcels to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Eight Pizza Hut Properties to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Eight Pizza Hut Properties. In addition, the Company provided mortgage financing of $4,200,000 to the lessee of the Eight Pizza Hut Properties pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Eight Pizza Hut Properties, the Pizza Hut property in Dover, Ohio, not yet acquired by the Company, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Eight Pizza Hut Properties and anticipates owning the land relating to the property in Dover, Ohio, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

      The following table sets forth the location of the 19 Properties, including seven Properties consisting of land and building, four Properties consisting of building only and eight Properties consisting of land only, acquired by the Company, from March 7, 1997 through April 2, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                    From March 7, 1997 through April 2, 1997

                                                                                     Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
JACK IN THE BOX (11)                               $905,945       03/18/97       03/2015; four         $92,859 (6); increases
(the "Houston #4 Property")                        (3)(6)                        five-year renewal     by 8% after the fifth
Restaurant to be constructed                                                     options               lease year and after
                                                                                                       every five years
The Houston #4 Property is located on the                                                              thereafter during the
southeast corner of Hempstead Highway and                                                              lease term
34th Street, in Houston, Harris County,
Texas, in an area of mixed commercial and
residential development.

BLACK-EYED PEA (7)(10)                             $620,336       03/26/97       06/2013               $79,560; increases to
(the "Bedford Property")                                                                               $81,950 during the
Existing restaurant                                                                                    eleventh through
                                                                                                       sixteenth lease years
The Bedford Property is located within the
northeast quadrant of State Highway 121 and
Parkwood Drive, in Bedford, Tarrant County,
Texas, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Bedford Property include several local
restaurants.


                                                                               Option
Property Location and Competition                  Percentage Rent           To Purchase
JACK IN THE BOX (11)                            for each lease year,     at any time after
(the "Houston #4 Property")                     (i) 5% of annual         the seventh lease
Restaurant to be constructed                    gross sales minus        year
                                                (ii) the minimum
The Houston #4 Property is located on the       annual rent for such
southeast corner of Hempstead Highway and       lease year (5)
34th Street, in Houston, Harris County,
Texas, in an area of mixed commercial and
residential development.

BLACK-EYED PEA (7)(10)                          None                     at any time after
(the "Bedford Property")                                                 the fifth lease
Existing restaurant                                                      year

The Bedford Property is located within the northeast quadrant of State Highway 121 and Parkwood Drive, in Bedford, Tarrant County,
Texas, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Bedford Property include several local
restaurants.



                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
BLACK-EYED PEA (7)(10)                             $620,320       03/26/97            05/2016          $75,182; increases to
(the "Dallas Property")                                                                                $78,294 during the
Existing restaurant                                                                                    eleventh through
                                                                                                       nineteenth lease years
The Dallas Property is located on the south
side of West Northwest Highway between Loop
12 and Interstate Highway 35E, in Dallas,
Dallas County, Texas, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Dallas Property include an Olive
Garden, a Red Lobster, a Chili's, a Tony
Roma's, and several local restaurants.

BLACK-EYED PEA (7)(10)                             $620,323       03/26/97            04/2011          $84,305; increases to
(the "Fort Worth Property")                                                                            $86,048 during the
Existing restaurant                                                                                    eleventh through
                                                                                                       fourteenth lease years
The Fort Worth Property is located on the
south side of Camp Bowie Boulevard between
Hillsdale Road and Bernie Anderson Avenue,
in Fort Worth, Tarrant County, Texas, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Fort Worth Property
include a McDonald's, a Boston Market, and
several local restaurants.




                                                                               Option
Property Location and Competition                  Percentage Rent           To Purchase
BLACK-EYED PEA (7)(10)                                None               at any time after
(the "Dallas Property")                                                  the fifth lease
Existing restaurant                                                      year

The Dallas Property is located on the south side of West Northwest Highway between Loop
12 and Interstate Highway 35E, in Dallas,
Dallas County, Texas, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Dallas Property include an Olive
Garden, a Red Lobster, a Chili's, a Tony
Roma's, and several local restaurants.

BLACK-EYED PEA (7)(10)                               None                at any time after
(the "Forth Worth Property")                                             the fifth lease
Existing restaurant                                                      year

The Fort Worth Property is located on the south side of Camp Bowie Boulevard between Hillsdale Road and Bernie Anderson Avenue, in Fort Worth, Tarrant County, Texas, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Fort Worth Property include a McDonald's, a Boston Market, and several local restaurants.



                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
BLACK-EYED PEA (7)                                $617,022        03/26/97            04/2012          $81,660; increases to
(the "Oklahoma City Property")                                                                         $83,680 during the
Existing restaurant                                                                                    eleventh through
                                                                                                       fifteenth lease years
The Oklahoma City Property is located on
the south side of Interstate Highway 240,
east of South Pennsylvania Avenue, in
Oklahoma City, Oklahoma County, Oklahoma,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Oklahoma City Property
include a Hardee's, a Denny's, a Ryan's
Family Steak House, a Wendy's, a Western
Sizzlin, a Golden Corral, and several local
restaurants.

EIGHT PIZZA HUT PROPERTIES - Land only -        $1,575,622        03/27/97       03/2017; two ten-     $165,440; increases by
(8)(9) located in Bolivar, Ohio (the                                             year renewal          10% after the fifth
"Bolivar Property"), Carrollton, Ohio (the                                       options               and tenth lease years
"Carrollton Property"), Millersburg, Ohio                                                              and 12% after the
(the "Millersburg Property"), New                                                                      fifteenth lease year
Philadelphia, Ohio (the "New Philadelphia
#1 Property"), New Philadelphia, Ohio (the
"New Philadelphia #2 Property"),
Steubenville, Ohio (the "Steubenville
Property"), Uhrichsville, Ohio (the
"Uhrichsville Property") and Wellsburg,
West Virginia (the "Wellsburg Property")




                                                                               Option
Property Location and Competition                  Percentage Rent           To Purchase
BLACK-EYED PEA (7)                              None                     at any time after
(the "Oklahoma City Property")                                           the fifth lease
Existing restaurant                                                      year

The Oklahoma City Property is located on the south side of Interstate Highway 240, east of South Pennsylvania Avenue, in Oklahoma City, Oklahoma County, Oklahoma, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Oklahoma City Property include a Hardee's, a Denny's, a Ryan's
Family Steak House, a Wendy's, a Western
Sizzlin, a Golden Corral, and several local restaurants.

EIGHT PIZZA HUT PROPERTIES - Land only -        None                     at any time after
(8)(9) located in Bolivar, Ohio (the                                     the seventh lease
"Bolivar Property"), Carrollton, Ohio (the                               year
"Carrollton Property"), Millersburg, Ohio
(the "Millersburg Property"), New
Philadelphia, Ohio (the "New Philadelphia
#1 Property"), New Philadelphia, Ohio (the
"New Philadelphia #2 Property"),
Steubenville, Ohio (the "Steubenville
Property"), Uhrichsville, Ohio (the
"Uhrichsville Property") and Wellsburg,
West Virginia (the "Wellsburg Property")

                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
The Bolivar Property is located on the
north side of Edgebrook Boulevard just west
of State Road 212 and east of Wilkshire
Boulevard, in Bolivar, Tuscarawas County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Bolivar Property include a McDonald's, a
Wendy's, and several local restaurants.

The Carrollton Property is located on the east side of Canton Road Northwest, in Carrollton, Carroll County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Carrollton Property include a Dairy Queen, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

The Millersburg Property is located on the east side of State Road 83 just south of Country Road 58, in Millersburg, Holmes
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Millersburg Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants.



                                                                              Option
Property Location and Competition                 Percentage Rent           To Purchase
The Bolivar Property is located on the
north side of Edgebrook Boulevard just west
of State Road 212 and east of Wilkshire
Boulevard, in Bolivar, Tuscarawas County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Bolivar Property include a McDonald's, a
Wendy's, and several local restaurants.

The Carrollton Property is located on the east side of Canton Road Northwest, in Carrollton, Carroll County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Carrollton Property include a Dairy Queen, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

The Millersburg Property is located on the east side of State Road 83 just south of Country Road 58, in Millersburg, Holmes
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Millersburg Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants.

                                                                                     Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
The New Philadelphia #1 Property is located
on the north side of West High Avenue east
of its intersection with 12th Street, in
New Philadelphia, Tuscarawas County, Ohio,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the New Philadelphia #1
Property include a Burger King, a Long John
Silver's, a Taco Bell, a Denny's, an Elby's
Big Boy, a Hardee's, McDonald's, and
several local restaurants.

The New Philadelphia #2 Property is located on the east side of Fourth Street
Northwest, in New Philadelphia, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the New
Philadelphia Property include a Burger
King, a McDonald's, an Arby's, a Wendy's, and a Papa John's.



                                                                            Option
Property Location and Competition               Percentage Rent           To Purchase
The New Philadelphia #1 Property is located
on the north side of West High Avenue east
of its intersection with 12th Street, in
New Philadelphia, Tuscarawas County, Ohio,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the New Philadelphia #1
Property include a Burger King, a Long John
Silver's, a Taco Bell, a Denny's, an Elby's
Big Boy, a Hardee's, McDonald's, and
several local restaurants.

The New Philadelphia #2 Property is located on the east side of Fourth Street
Northwest, in New Philadelphia, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the New
Philadelphia Property include a Burger
King, a McDonald's, an Arby's, a Wendy's, and a Papa John's.

                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
The Steubenville Property is located on the
north side of Sunset Boulevard, west of
U.S. 22, in Steubenville, Jefferson County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Steubenville Property include a McDonald's,
a Burger King, a Taco Bell, and a Bob
Evans.

The Uhrichsville Property is located on the west side of Commerce Drive, and also has frontage along the easterly right-of-way of U.S. 250, in Uhrichsville, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family- style
restaurants located in proximity to the
Uhrichsville Property include an Arby's, a KFC, a McDonald's, and several local restaurants.

The Wellsburg Property is located on the west side of Commerce Street, in Wellsburg, Brooke County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Wellsburg Property include a Dairy
Queen and a Wendy's.



                                                                                  Option
Property Location and Competition                     Percentage Rent           To Purchase
The Steubenville Property is located on the
north side of Sunset Boulevard, west of
U.S. 22, in Steubenville, Jefferson County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Steubenville Property include a McDonald's,
a Burger King, a Taco Bell, and a Bob
Evans.

The Uhrichsville Property is located on the west side of Commerce Drive, and also has frontage along the easterly right-of-way of U.S. 250, in Uhrichsville, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family- style
restaurants located in proximity to the
Uhrichsville Property include an Arby's, a KFC, a McDonald's, and several local restaurants.

The Wellsburg Property is located on the west side of Commerce Street, in Wellsburg, Brooke County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Wellsburg Property include a Dairy
Queen and a Wendy's.


                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
JACK IN THE BOX (11)                               $1,245,340      04/01/97       03/2015; four        $127,647 (6);
(the "Oxnard Property")                            (3)(6)                         five-year renewal    increases by 8% after
Restaurant to be constructed                                                      options              the fifth lease year
                                                                                                       and after every five
The Oxnard Property is located at the                                                                  years thereafter
southeast quadrant of the intersection of                                                              during the lease term
Victoria Avenue and Fifth Street, in
Oxnard, Ventura County, California, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Oxnard Property include
several local restaurants.

BENNIGAN'S                                      $1,909,167        04/01/97       03/2012; three        $198,076; increases by
(the "Arvada #1 Property")                                                       five-year renewal     10% after the fifth
Existing restaurant                                                              options               lease year and after
                                                                                                       every five years
The Arvada Property is located on the east                                                             thereafter during the
side of Wadsworth Bypass on the northeast                                                              lease term
quadrant of 53rd Avenue and Wadsworth
Bypass, in Arvada, Jefferson County,
Colorado, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Arvada Property include an Applebee's, a
Ruby Tuesday, an IHOP, a Fazoli's, and
several local restaurants.





                                                                             Option
Property Location and Competition                Percentage Rent           To Purchase
JACK IN THE BOX (11)                          for each lease year,     at any time after
(the "Oxnard Property")                       (i) 5% of annual         the seventh lease
Restaurant to be constructed                  gross sales minus        year
                                              (ii) the minimum
The Oxnard Property is located at the         annual rent for such
southeast quadrant of the intersection of     lease year (5)
Victoria Avenue and Fifth Street, in
Oxnard, Ventura County, California, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Oxnard Property include
several local restaurants.

BENNIGAN'S                                    for each lease year,     at any time after
(the "Arvada #1 Property")                    (i) 6% of annual         the fifth lease
Existing restaurant                           gross sales minus        year
                                              (ii) the minimum
The Arvada Property is located on the east    annual rent for such
side of Wadsworth Bypass on the northeast     lease year
quadrant of 53rd Avenue and Wadsworth
Bypass, in Arvada, Jefferson County,
Colorado, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Arvada Property include an Applebee's, a
Ruby Tuesday, an IHOP, a Fazoli's, and
several local restaurants.



                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
BOSTON MARKET                                   $558,127          04/02/97       04/2012; five         10.38% of Total Cost
(the "Cedar Park Property")                     (excluding                       five-year renewal     (4); increases by 10%
Restaurant to be constructed                    development                      options               after the fifth lease
                                                costs) (3)                                             year and after every
The Cedar Park Property is located within                                                              five years thereafter
the northwest corner of the intersection of                                                            during the lease term
FM 1431 and U.S. Highway 183, in Cedar
Park, Williamson County, Texas, in an area
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Cedar Park Property
include a McDonald's, a Taco Bell, a KFC, a
Pizza Hut, a Mr. Gatti's, a Wendy's, and a
Burger King.

BOSTON MARKET                                   $474,700          04/02/97       04/2012; five         10.38% of Total Cost
(the "Collinsville  Property")                  (excluding                       five-year renewal     (4); increases by 10%
Restaurant to be constructed                    development                      options               after the fifth lease
                                                costs) (3)                                             year and after every
The Collinsville  Property is located on                                                               five years thereafter
the southeast corner of Collinsport Drive                                                              during the lease term
and State Highway 157, in Collinsville,
Madison County, Illinois, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Collinsville Property include a Steak n
Shake, a Dairy Queen, a Burger King, a Bob
Evans, a Shoney's, an Arby's, a White
Castle, a Ponderosa, a McDonald's, a Waffle
House, a Denny's, a Wendy's, a Long John
Silver's, a Hardee's, a Pizza Hut and
several local restaurants.






                                                                             Option
Property Location and Competition                Percentage Rent           To Purchase
BOSTON MARKET                                 for each lease year      at any time after
(the "Cedar Park Property")                   after the fifth lease    the fifth lease
Restaurant to be constructed                  year (i) 4% of annual    year
                                              gross sales minus
The Cedar Park Property is located within     (ii) the minimum
the northwest corner of the intersection of   annual rent for such
FM 1431 and U.S. Highway 183, in Cedar        lease year
Park, Williamson County, Texas, in an area
of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Cedar Park Property
include a McDonald's, a Taco Bell, a KFC, a
Pizza Hut, a Mr. Gatti's, a Wendy's, and a
Burger King.

BOSTON MARKET                                 for each lease year      at any time after
(the "Collinsville  Property")                after the fifth lease    the fifth lease
Restaurant to be constructed                  year (i) 5% of annual    year
                                              gross sales minus
The Collinsville  Property is located on      (ii) the minimum
the southeast corner of Collinsport Drive     annual rent for such
and State Highway 157, in Collinsville,       lease year
Madison County, Illinois, in an area of
mixed retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Collinsville Property include a Steak n
Shake, a Dairy Queen, a Burger King, a Bob
Evans, a Shoney's, an Arby's, a White
Castle, a Ponderosa, a McDonald's, a Waffle
House, a Denny's, a Wendy's, a Long John
Silver's, a Hardee's, a Pizza Hut and
several local restaurants.


                                                                                    Lease Expira-
                                                   Purchase          Date             tion and                 Minimum
Property Location and Competition                  Price (1)       Acquired        Renewal Options         Annual Rent (2)
BOSTON MARKET                                   $861,015          04/02/97       04/2012; five         10.38% of Total Cost
(the "Taylorsville Property")                   (excluding                       five-year renewal     (4); increases by 10%
Restaurant to be constructed                    development                      options               after the fifth lease
                                                costs) (3)                                             year and after every
The Taylorsville Property is located on the                                                            five years thereafter
east side of South Redwood Road within the                                                             during the lease term
Walmart shopping center, in Taylorsville,
Salt Lake County, Utah, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Taylorsville Property include a
McDonald's, an Arby's, a Fuddruckers, an
Applebee's, a Burger King, a Kenny Rogers
Roasters, and several local restaurants.

BURGER KING                                     $652,350          04/02/97       04/2017; two          11% of Total Cost (4)
(the "Ooltewah Property")                       (excluding                       five-year renewal
Restaurant to be constructed                    development                      options
                                                costs) (3)
The Ooltewah Property is located at the
southwest quadrant of Lee Highway and
Collegedale-Ooltewah Connector Road, in
Ooltewah, Hamilton County, Tennessee, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Ooltewah Property include
a Wendy's, a Subway Sandwich Shop, a Little
Caesar's, a Taco Bell, a McDonald's, an
Arby's, a Hardee's, and a Waffle House.



                                                                                  Option
Property Location and Competition                     Percentage Rent           To Purchase
BOSTON MARKET                                      for each lease year      at any time after
(the "Taylorsville Property")                      after the fifth lease    the fifth lease
Restaurant to be constructed                       year (i) 5% of annual    year
                                                   gross sales minus
The Taylorsville Property is located on the        (ii) the minimum
east side of South Redwood Road within the         annual rent for such
Walmart shopping center, in Taylorsville,          lease year
Salt Lake County, Utah, in an area of mixed
retail, commercial, and residential
development.  Other fast-food and family-
style restaurants located in proximity to
the Taylorsville Property include a
McDonald's, an Arby's, a Fuddruckers, an
Applebee's, a Burger King, a Kenny Rogers
Roasters, and several local restaurants.

BURGER KING                                        for each lease year,     None
(the "Ooltewah Property")                          (i) 8.5% of annual
Restaurant to be constructed                       gross sales minus
                                                   (ii) the minimum
The Ooltewah Property is located at the            annual rent for such
southwest quadrant of Lee Highway and              lease
Collegedale-Ooltewah Connector Road, in
Ooltewah, Hamilton County, Tennessee, in an
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Ooltewah Property include
a Wendy's, a Subway Sandwich Shop, a Little
Caesar's, a Taco Bell, a McDonald's, an
Arby's, a Hardee's, and a Waffle House.

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property           Federal Tax Basis

      Houston #4 Property   $  539,000
      Bedford Property         653,000

      Dallas Property          652,000
      Fort Worth Property      653,000
      Oklahoma City Property   649,000
      Oxnard Property          633,000
      Arvada #1 Property     1,298,000
      Cedar Park Property      323,000
      Collinsville Property    372,000
      Taylorsville Property    508,000
      Ooltewah Property        727,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Cedar Park, Collinsville and Taylorsville Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Ooltewah Property, minimum annual rent will become due and payable on the possession date, which is July 31, 1997 (the "Possession Date"). During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Cedar Park, Collinsville and Taylorsville Properties, as described above, the tenant shall pay monthly "interim rent" equal to 10.38% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

      Property                Estimated Maximum Cost     Estimated Final Completion Date
      Houston #4 Property       $  905,945               September 14, 1997
      Oxnard Property            1,245,340               September 28, 1997
      Cedar Park Property          829,172               September 29, 1997
      Collinsville Property        795,476               September 29, 1997
      Taylorsville Property      1,309,574               September 29, 1997
      Ooltewah Property          1,253,115               July 31, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $4,200,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997.

(9)   The  Company  entered  into  a  Master  Lease  Agreement  for the Bolivar,
      Carrollton, Millersburg, New Philadelphia #1, New Philadelphia #2, S t eubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia Properties.

(10) The lessee of the Bedford, Dallas, and Forth Worth Properties is the same unaffiliated lessee.

(11) The lessee of the Houston #4 and the Oxnard Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

      Between March 7, 1997 and April 2, 1997, the Company obtained two advances totalling $516,714 under its $15,000,000 Loan. One advance was the final advance relating to the acquisition of Equipment for the restaurant property in Hopkinsville, Kentucky (the "Hopkinsville Secured Equipment Lease"). The other advance was used to acquire Equipment for the restaurant property in High Ridge, Missouri (the "High Ridge Secured Equipment Lease").

PENDING INVESTMENTS

      As of April 2, 1997, the Company had initial commitments to acquire 20 properties, including 18 properties consisting of land and building, one property consisting of building only and one property consisting of land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 20 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases," except as described below.

      In connection with the one Pizza Hut property consisting of land only, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to the master lease agreement for the Eight Pizza Hut Properties acquired on March 27, 1997.

      In connection with the Black-eyed Pea property in Scottsdale, Arizona, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
Black-eyed Pea (3)      14 years                   13.66% of Total Cost      None                    (6)
Scottsdale, AZ                                     (1)
Restaurant to be
renovated

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Arvada #2, CO           renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Houston, TX             renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Indianapolis, IN        renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Lansing, MI             renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Lewisville, TX          renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Liberty, MO             renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
San Antonio, TX         renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Vacaville, CA           renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Einstein Bros. Bagels   15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Dearborn, MI            renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Jacksonville, FL        renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Fairfax, VA             year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term



                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Hollywood, CA           year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Leesburg, VA            year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Bacliff, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Enunclaw, WA            renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year



                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Los Angeles, CA         renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Pizza Hut (4)(5)        20 years; two ten-year     10.50% of the             None                    at any time after
Dover, OH               renewal options            Company's total cost                              the seventh lease
Land only                                          to purchase the land;                             year
                                                   increases by 10% after
                                                   the fifth and tenth
                                                   lease years and 12%
                                                   after the fifteenth
                                                   lease year

Shoney's                20 years; two five-year    11% of Total Cost;        for each lease year,    at any time after
Phoenix, AZ             renewal options            increases by 10% after    (i) 6% of annual        the seventh lease
Restaurant to be                                   the fifth lease year      gross sales minus       year
constructed                                        and after every five      (ii) the minimum
                                                   years thereafter          annual rent for such
                                                   during the lease term     lease year
                                                   (1)




FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The C o mpany will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease relating to this property is a land lease only. The Company has entered into a master mortgage note receivable collateralized by the Dover building improvements and the building improvements of the Eight Pizza Hut Properties acquired by the Company on March 27, 1997.

(5) The Company has entered into a master lease agreement for this property and the Eight Pizza Hut Properties acquired by the Company on March 27, 1997.

     PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                       CNL AMERICAN PROPERTIES FUND, INC.
     GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM MARCH 7, 1997
                              THROUGH APRIL 2, 1997
                        FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from March 7, 1997 through April 2, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.




                                                          Jack in the Box              Black-eyed Pea            Black-eyed Pea
                                                          Houston #4, TX (7)(8)        Bedford, TX (9)           Dallas, TX (9)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                                 $ 92,859                   $ 79,560                 $ 75,182
Interest Income (2)                                                 -                          -                        -
                                                              ---------                 ---------                 ---------
  Total Revenues                                                92,859                     79,560                   75,182
                                                              ---------                 ---------                 ---------
Asset Management Fees (3)                                       (5,430)                    (3,716)                  (3,716)
Mortgage Management Fee (4)                                         -                          -                        -
General and Administrative
  Expenses (5)                                                  (5,757)                    (4,933)                  (4,661)
                                                              ---------                 ---------                 ---------
    Total Operating Expenses                                   (11,187)                    (8,649)                  (8,377)
                                                              ---------                 ---------                 ---------

Estimated Cash Available from
  Operations                                                    81,672                     70,911                   66,805

Depreciation and Amortization  Expense (6)                     (13,833)                   (16,731)                 (16,731)
                                                              ---------                 ---------                 ---------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                                    $ 67,839                   $ 54,180                 $ 50,074
                                                              ========                   ========                 ========

                                 See Footnotes


                                              Black-eyed Pea          Black-eyed Pea        Eight Pizza Hut         Jack in the Box
                                            Fort Worth, TX (9)       Oklahoma City, OK         Properties         Oxnard, CA (7)(8)
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:
Base Rent (1)                                    $ 84,305                  $ 81,660            $165,440                  $127,647
Interest Income (2)                                    -                         -              437,918                        -
                                                 ---------                 ---------          ---------                  --------
  Total Revenues                                   84,305                    81,660             603,358                   127,647
                                                 ---------                 ---------          ---------                  --------

Asset Management Fees (3)                          (3,716)                   (3,696)             (9,454)                   (7,466)
Mortgage Management Fee (4)                            -                         -              (25,200)                      -
General and Administrative
  Expenses (5)                                     (5,227)                   (5,063)            (37,408)                   (7,914)
                                                 ---------                 ---------          ---------                   -------
    Total Operating Expenses                       (8,943)                   (8,759)            (72,062)                  (15,380)
                                                 ---------                 ---------          ---------                   -------
Estimated Cash Available from
  Operations                                       75,362                    72,901             531,296                   112,267

Depreciation and Amortization
  Expense (6)                                     (16,731)                  (16,642)            (11,340)                  (16,227)
                                                 ---------                 ---------          ---------                   -------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                       $ 58,631                  $ 56,259             $519,956                $  96,040
                                                 ========                  ========             ========                =========

                                                       Bennigan's             Boston Market                Boston Market
                                                     Arvada #1, CO           Cedar Park, TX(7)         Collinsville, IL (7)


Pro Forma Estimate of Taxable
 Income Before Dividends Paid
  Deduction:

Base Rent (1)                                          $198,076                 $   86,068                  $  82,570
Interest Income (2)                                          -                          -                          -
                                                       ---------                 ---------                  ---------
  Total Revenues                                        198,076                     86,068                     82,570
                                                       ---------                 ---------                  ---------

Asset Management Fees (3)                               (11,442)                    (4,922)                    (4,722)
Mortgage Management Fee (4)                                  -                          -                          -
General and Administrative  Expenses (5)                (12,281)                    (5,336)                    (5,119)
                                                       ---------                 ---------                  ---------
    Total Operating Expenses                            (23,723)                   (10,258)                    (9,841)
                                                       ---------                 ---------                  ---------

Estimated Cash Available from
  Operations                                            174,353                     75,810                     72,729

Depreciation and Amortization
  Expense (6)                                           (33,275)                    (8,277)                    (9,537)
                                                       ---------                 ---------                  ---------

Pro Forma Estimate of Taxable
  Income Before Dividends
  Paid Deduction of the Company                       $ 141,078                 $   67,533                  $  63,192
                                                      =========                 ==========                  =========


                                                          Boston Market                 Burger King
                                                      Taylorsville, UT (7)            Ooltewah, TN (7)               Total
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:
Base Rent (1)                                            $ 135,934                   $  132,541                    $1,341,842
Interest Income (2)                                             -                            -                        437,918
                                                         ---------                   ----------                    ----------
  Total Revenues                                           135,934                      132,541                     1,779,760
                                                         ---------                   ----------                    ----------

Asset Management Fees (3)                                   (7,780)                      (7,205)                      (73,265)
Mortgage Management Fee (4)                                     -                            -                        (25,200)
General and Administrative
  Expenses (5)                                              (8,428)                      (8,218)                     (110,345)
                                                         ---------                   ----------                    ----------
    Total Operating Expenses                               (16,208)                     (15,423)                     (208,810)
                                                         ---------                   ----------                    ----------
Estimated Cash Available from
  Operations                                               119,726                      117,118                     1,570,950

Depreciation and Amortization
  Expense (6)                                              (13,026)                     (18,642)                     (190,992)
                                                         ---------                   ----------                    ----------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                              $  106,700                    $  98,476                    $1,379,958
                                                        ==========                    =========                    ==========

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $4,200,000, collateralized by building improvements located on the Eight Pizza Hut Properties, the Pizza Hut property in Dover, Ohio, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997. Amount does not include $21,000 of loan commitment fees and $21,000 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years. In connection with the Eight Pizza Hut Properties, the Pizza Hut property in Dover, Ohio, and the two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date


      Houston #4 Property           September 14, 1997
      Oxnard Property               September 28, 1997
      Cedar Park Property           September 29, 1997
      Collinsville Property         September 29, 1997
      Taylorsville Property         September 29, 1997
      Ooltewah Property             July 31, 1997

(8)   The   lessee  of  the  Houston  #4  and  Oxnard  Properties  is  the  same unaffiliated lessee.

(9) The lessee of the Bedford, Dallas, and Forth Worth Properties is the same unaffiliated lessee.